The Prudential Investment Portfolios, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					May 23, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                               Re: The Prudential Investment Portfolios, Inc.
                                    (the Company)
                                     File No. 811-07343


Ladies and Gentlemen:

         Enclosed please find the following items: (1) the Semi-Annual Report on Form N-SAR for The Prudential Investment Portfolios, Inc. for the semi-annual period ended March 31, 2003, (2) certifications of the Company?s principal executive officer and principal financial officer and
(3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                          Very truly yours,



                                                         /s/ Maria G. Master
                                                            Maria G. Master
                                                              Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 23rd day of May, 2003.







The Prudential Investment Portfolios, Inc.





Witness:/s/ Maria G. Master			By:/s/ Grace C. Torres
            Maria G. Master	  	      	Grace C. Torres
            Secretary		      		  Treasurer





























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